Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
EVERUS CONSTRUCTION GROUP, INC.

Everus Construction Group, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”), hereby certifies as follows:

1.
The name of this Corporation is Everus Construction Group, Inc.  The original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on February 28, 2024.

2.	A Certificate of Amendment to the original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on October 21, 2024.

3.
This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL, and is to become effective as of 11:59 p.m., Eastern Time, on October 31, 2024 (the “Effective Date”).

4.	This Amended and Restated Certificate of Incorporation amends and restates the original Certificate of Incorporation to read in its entirety as follows:

ARTICLE 1
NAME OF CORPORATION

The name of the Corporation is Everus Construction Group, Inc.

ARTICLE 2
REGISTERED OFFICE; REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.  The name of the registered agent of the Corporation at such address is The Corporation Trust Company.  The Corporation may have such other offices, either inside or outside of the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

ARTICLE 3
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE 4
STOCK

Section 1.          Authorized Stock.  The total number of authorized shares of capital stock of the Corporation shall be three hundred ten million (310,000,000) shares, consisting of (i) three hundred million (300,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Section 2.          Common Stock.  Except as otherwise provided by law, by this Amended and Restated Certificate of Incorporation, or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the right to vote on all matters on which stockholders are entitled to vote, including the election of directors, to the exclusion of all other stockholders.  Each holder of record of Common Stock shall be entitled to one (1) vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation.

Section 3.          Preferred Stock.  Shares of Preferred Stock may be authorized and issued in one (1) or more series.  The Board of Directors (or any committee to which it may duly delegate the authority granted in this Article 4) is hereby empowered, by resolution or resolutions, to authorize the issuance from time to time of shares of Preferred Stock in one (1) or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee thereof) may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock.  Each series of Preferred Stock shall be distinctly designated.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a)          the designation of the series, which may be by distinguishing number, letter or title;

(b)          the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designations governing such series) increase or decrease (but not below the number of shares thereof then outstanding);

(c)          the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)          the dates at which dividends, if any, shall be payable;

(e)          the redemption rights and price or prices, if any, for shares of the series;

(f)          the terms and amount of any sinking fund provided for purchase or redemption of shares of the series;

(g)          the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)          whether shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i)           the restrictions on the issuance of shares of the same series or of any other class or series; and

(j)           the voting rights, if any, of the holders of shares of the series.

ARTICLE 5
TERM

The term of existence of the Corporation shall be perpetual.

ARTICLE 6
BOARD OF DIRECTORS

Section 1.          Number of Directors.  Subject to any rights of the holders of any class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”), but shall consist of at least five (5) directors and a maximum of fifteen (15) directors.

Section 2.          Election of Directors.  At each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders.  Each director shall hold office for the term for which he or she is elected or appointed and until his or her successor shall be elected and qualified or until his or her earlier resignation, removal from office or death. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as may hereafter be amended, the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.

Section 3.          Newly Created Directorships and Vacancies.  Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification.  No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 4.          Removal of Directors.  Subject to the rights of the holders of any series of Preferred Stock, any director(s) of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class.

Section 5.          Rights of Holders of Preferred Stock.  Notwithstanding the provisions of this Article 6, whenever the holders of one (1) or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.

Section 6.          No Cumulative Voting.  Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issuance of a series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

Section 7.          Stockholder Business.  Advance notice of stockholder nominations for the election of directors and of any stockholder proposals to be considered at any annual or special stockholder meeting shall be given in the manner provided in the Bylaws.

ARTICLE 7
STOCKHOLDER ACTION

Section 1.          No Stockholder Action by Written Consent.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2.          Special Meetings of Stockholders.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders may only be called by or at the direction of (1) the Chair of the Board of Directors or (2) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.  At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE 8
DIRECTOR AND OFFICER LIABILITY

To the fullest extent permitted by the DGCL, a director or officer of the Corporation shall not be personally liable either to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.  If the DGCL is amended after the filing of this Amended and Restated Certificate of Incorporation to further eliminate or limit the liability of a director or officer, then a director or officer of the Corporation, in addition to the circumstances in which a director or officer is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL.

ARTICLE 9
INDEMNIFICATION

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors and officers of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification and advancement of expenses) through provisions in the Bylaws, agreements with such directors, officers or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL.  Any repeal, amendment or modification of this Article 9 by the stockholders of the Corporation will be prospective only and will not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer or other person existing at the time of such repeal, amendment or modification with respect to any acts or omissions occurring prior to such repeal, amendment or modification.

ARTICLE 10
EXCLUSIVE FORUM

Unless the Corporation (through approval of the Board of Directors) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including any claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (iv) any action or proceeding asserting a claim related to or involving the Corporation or any current or former director or officer or other employee of the Corporation that is governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding shall be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).  The foregoing sentence shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the personal jurisdiction of the state courts located within the State of Delaware and the federal court for the District of Delaware.  If any provision or provisions of this Article 10 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article 10 shall not in any way be affected or impaired thereby.

ARTICLE 11
AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights herein are granted subject to this reservation.

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, change or repeal the Bylaws.  The stockholders of the Corporation shall also have the power to adopt, amend, alter, change or repeal the Bylaws at any special meeting of the stockholders of the Corporation if duly called for that purpose (provided that, in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class.

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation, this 31st day of October, 2024.

By: /s/ Paul R. Sanderson
Name: Paul R. Sanderson
Title: Chief Legal Officer and Secretary

[Signature Page to Amended and Restated Certificate of Incorporation]